EXHIBIT 99.1

Agreement

March 1, 2005

Mr. Eugene P. Heytow
1400 Sixteenth Street
Oak Brook, IL 60523

     Re:     Retirement

Dear Gene:

This letter agreement (“Agreement”) is to confirm our mutual understanding and agreement regarding your retirement from employment with First Oak Brook Bancshares, Inc. (the “Company”) and your continuing services thereafter.

Change in Status/Termination of Employment

Effective May 10, 2005 (the “Effective Date”), you will retire from your position as Chief Executive Officer of the Company, and you will cease to be an employee of the Company on that date. Until the Effective Date, you will be paid your salary at the current rate of $312,000 per annum and you will continue to receive your car allowance and to participate through the Company in the Execucare medical reimbursement plan. No bonus will accrue with respect to periods subsequent to December 31, 2004. Subsequent to the Effective Date, you will continue to serve as Chairman of the Board of the Company in a non-executive capacity. As non-executive Chairman of the Board, your responsibilities will be (i) to set agendas for meetings of the Board of Directors and the stockholders and (ii) to preside at meetings of the Board of Directors and the stockholders, which you will attend in person. Your term as non-executive Chairman of the Board will terminate on the date of the 2006 Annual Meeting of Stockholders. If you discharge your duties as Chairman of the Board as set forth above, it is anticipated that the Independent Directors Committee will recommend that the Board of Directors re-elect you as non-executive Chairman of the Board for a second term terminating on the date of the 2007 Annual Meeting of Stockholders. Your retainer for service as non-executive Chairman of the Board will be paid at the rate of $75,000 per annum, payable in approximately equal monthly installments on the first day of each calendar month. The first payment, covering the period from May 10, 2005 to May 31, 2005, shall be made on June 1, 2005. The final payment, covering the period of the final month during which you serve as non-executive Chairman of the Board in which you so serve, shall be made on the first day of the month following the date on which you cease to serve as non-executive Chairman of the Board.

Subsequent to the Effective Date, you will continue to serve as Chairman of the Executive Committee of the Company. Your term as Chairman of the Executive Committee of the Company will terminate on the date on which you cease to serve as non-executive Chairman of the Board.

Perquisites

You acknowledge that you are not currently enrolled in the Company’s medical and dental insurance plans and that you will not enroll in either of such plans after the date hereof. Accordingly, you will not be entitled to any Company-provided medical or dental insurance coverage after the Effective Date, nor will you be entitled to obtain any such coverage on an individual basis pursuant to the Consolidated Omnibus Budget Reconciliation Act or any other federal or state laws governing employers and employees. Your car allowance and your participation through the Company in the Execucare medical reimbursement plan will terminate on the Effective Date.

Supplemental Pension Benefit

You and the Company are parties to a Supplemental Pension Benefit Agreement, dated October 19, 1994 (the “SPB Agreement”). Notwithstanding the provisions of Section 2 (A) thereof, as of the Effective Date, your Credited Years of Service for purposes of Section 2 (b) (i) thereof shall be 12. Notwithstanding any provisions of the SPB Agreement, monthly benefits shall commence on January 1, 2006 and the annual benefit payable thereunder shall not be less than $78,000 per annum.

Agreement Regarding Post-Employment Restrictive Covenants

You and the Company are parties to an Agreement Regarding Post-Employment Restrictive Covenants, dated October 19, 1994 (the “PERC Agreement”). Annual payments to you thereunder shall commence on June 1, 2005, the first day of the month following the Effective Date.

Stock Options

You currently hold options to acquire 9,000 shares of the Company’s common stock which have not yet fully vested. Effective as of the Effective Date, such options shall be fully vested and the period during which they may be exercised shall be extended to August 1, 2007. No changes will be made with respect to the options which you hold which have already fully vested. Because of the termination of your employment, they will expire 90 days following the Effective Date.

Board of Directors — Company

The Independent Directors Committee has proposed to nominate you for a three-year term as a Director of the Company, subject to your execution of this Agreement, and will recommend that the stockholders vote for your election as a Director at the 2005 Annual Meeting of Stockholders. If elected, you will be entitled to receive the remuneration (including, without limitation, stock options) paid generally to Directors, including attendance fees for all Board and Committee meetings attended.

Board of Directors — Oak Brook Bank

The Company is the sole stockholder of Oak Brook Bank. It will cause you to be retained as a Director of Oak Brook Bank until you cease to be a Director of the Company. The Company will cause Oak Brook Bank to pay you the remuneration (including, without limitation, stock options) paid generally to its Directors, including attendance fees for all Board and Committee meetings attended.

Transitional Employment Agreement

You and the Company are parties to a Transitional Employment Agreement dated January 26, 1999 (the “TE Agreement”). Because you will cease to be an employee of the Company on the Effective Date, you will not be entitled to receive any compensation or other payments or benefits thereunder.

Consulting Agreement

You will be a consultant (and as such be an independent contractor and not an employee of the Company) for a period commencing on the Effective Date and ending on the first to occur of (i) December 31, 2006 or (ii) the date that you cease to be non-executive Chairman of the Board of the Company or (iii) the date that you cease to be a Director of the Company or (iv) the date of your death or mental incapacity (the “Consulting Term”). As a consultant, during the Consulting Term you shall render such advice and service as shall be reasonably requested from time to time by the Chief Executive Officer, Chief Financial Officer or Chief Credit Officer of the Company concerning strategic and business planning, potential acquisitions, and loans and lending policies. Such advice and service shall be provided in person, by telephone or by written report, as reasonably determined by you in your discretion. You will not be expected to render more than 50 hours per month of service as a consultant. This does not include time that you devote to the discharge of your duties as non-executive Chairman of the Board of the Company, a Director of the Company or a Director of Oak Brook Bank. Your fee for service as a consultant will be paid at the rate of $250,000 per annum, payable in approximately equal monthly installments on the first day of each calendar month. The first payment, covering the period from May 10, 2005 to May 31, 2005, shall be made on June 1, 2005. The final payment, covering the period of the final month during which you serve as a consultant hereunder in which you so serve, shall be made on the first day of the month following the date on which the Consulting Term ends. You will also be reimbursed for all expenses reasonably incurred by you in connection with your performance of such service upon presentation of receipts therefor in reasonable detail.

Mutual Release

You knowingly, voluntarily and forever release, remise and discharge the Company, Oak Brook Bank and each of their respective past, present, and future officers, directors, shareholders, members, employees, trustees, agents, representatives, affiliates, successors and assigns (collectively the “Employer Released Parties”) from any and all claims, claims for relief, demands, actions and causes of action of any kind or description whatsoever, known or unknown, whether arising out of contract, tort, statute, treaty or otherwise, in law or in equity, which you now have, have had, or may hereafter have against any of the Employer Released Parties from the beginning of your employment with Oak Brook Bank and the Company respectively, to March 1, 2005, arising from, connected with, or in any way growing out of, directly or indirectly, your employment by the Company and Oak Brook Bank, your service as a Director of the Company and Oak Brook Bank, the services provided by you for the Company and Oak Brook Bank, and all effects, consequences, losses and damages relating thereto, including, but not limited to, all claims arising under the Civil Rights Acts of 1866 and 1964, the Fair Labor Standards Act of 1938, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, The Americans With Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, and all other federal or state laws governing employers and employees; provided, however, that nothing in this paragraph will limit in any way or constitute a waiver of any rights or claims you may have (i) under this Agreement, (ii) under the SPB Agreement, PERC Agreement, or TE Agreement, (iii) under the Company’s, Oak Brook Bank’s or any other Subsidiary’s certificate of incorporation or by-laws (or similar organizational documents), as such exist as of the date hereof, (iv) under any applicable insurance or indemnification policy or agreement, (v) that arise from, or that are based on, events that occur after the Effective Date, (vi) under any stock option, deferred compensation or other similar compensation plan, program, agreement or arrangement, or any award agreement thereunder (including, without limitation, stock option award agreements) or (vii) under any pension, retirement or welfare benefit plan, program, agreement or arrangement, all of which rights shall be preserved.

The Company and Oak Brook Bank, on behalf of themselves and each other Subsidiary, and any successor or assign of any of the foregoing, hereby knowingly, voluntarily and irrevocably forever release, remise and discharge you, your family, estate, legal representatives, agents, attorneys, heirs, executors, successors and assigns, and any entity controlled by you or your family (collectively the “Employee Released Parties”) from any and all claims, claims for relief, demands, actions and causes of action of any kind or description whatsoever, known or unknown, whether arising out of contract, tort, statute, treaty or otherwise, in law or in equity, which any of them now have, have had, or may hereafter have against you from the beginning of your employment with Oak Brook Bank and the Company respectively, to March 1, 2005, arising from, connected with, or in any way growing out of, directly or indirectly, your employment by the Company and Oak Brook Bank, the services provided by you for the Company and Oak Brook Bank, your service as a Director of the Company and Oak Brook Bank, and all effects, consequences, losses and damages relating thereto. You acknowledge that the release set forth in the foregoing provisions of this paragraph: (i) is not applicable to or binding upon the stockholders of the Company in their status as stockholders or with respect to any derivative action brought by the Company against you on behalf of such stockholders and (ii) is not applicable to any third-party claim against the Company with respect to which the Company impleads or otherwise asserts a claim against you.

The parties expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of the State of California with respect to the releases provided herein, and do so understanding and acknowledging the significance of such specific waiver of Section 1542. The parties acknowledge that such party is familiar with Section 1542 of the California Civil Code, which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing the releases provided herein, the parties expressly acknowledge and agree that this Agreement is intended to include in its effect, without limitation other than the express limitations set forth herein, all claims which either party does not know or suspect to exist in such party’s favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claims. The parties acknowledge and agree that the foregoing waiver of the provisions of Section 1542 has been expressly bargained for by each of the parties in the negotiation of this Agreement. The parties acknowledge and agree that such party is releasing unknown claims and waive all rights that each may have under Civil Code Section 1542 or under any other statute or common law principle of similar effect.

For purposes of this section, the term “Subsidiary” means any corporation, limited liability company, partnership, business trust, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity of which securities (or other interests) having the power to elect a majority of that entity’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that entity (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Company or Oak Brook Bank, or one or more of its Subsidiaries.

Reimbursement of Legal Fees

The Company shall reimburse you for any reasonable legal fees, costs or other expenses not exceeding $5,000 in the aggregate incurred in connection with the events leading to and the negotiation of this Agreement. The Company shall provide such reimbursement within 30 days of receiving a request from you for such reimbursement, accompanied by a written invoice for such fees, costs and expenses in reasonable detail.

Governing Law; Severability

This Agreement shall be governed by and construed under the internal laws of the State of Illinois, and such laws shall apply without reference to the rules of law regarding conflicts of law. Any legal action with respect hereto shall be conducted in a court located in Cook County or DuPage County, Illinois. The provisions of this Agreement shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby.

Voluntary and Knowledgeable Act

You acknowledge that you have read this Agreement, that you have reviewed it with an attorney, and that you have executed this Agreement of your own free will and with full knowledge of its meaning and consequences. You acknowledge and agree that you have been given 21 days from today within which to consider and sign this Agreement. You further understand that you have seven days following your signing of this Agreement to revoke this Agreement and that this Agreement shall not become effective or enforceable until the expiration of such seven day period.

Entire Agreement

This Agreement constitutes the entire Agreement between the Company and you with regard to the matters described herein, and shall not be modified or amended in any manner except by a supplemental written agreement signed by both you and the Company. Notwithstanding the foregoing, except as specifically modified herein, this Agreement shall not affect the SPB Agreement, PERC Agreement and TE Agreement, and the parties shall continue to bound by the terms of such agreements (as modified herein).

This Agreement and any amendments thereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be binding upon and inure to the benefit of you, your personal representatives, the Company and the Company’s successors and assigns, and any successor or assign of the Company shall be deemed the “Company” hereunder.

Please confirm that this Agreement correctly sets forth our mutual understanding and agreement with respect to the subject matter hereof by signing and dating the enclosed duplicate copy and returning it to me by March 25, 2005. As indicated above under the caption “Voluntary and Knowledgeable Act”, this Agreement will not become effective or enforceable until seven days following the date that you sign it.

Very truly yours,

FIRST OAK BROOK BANCSHARES, INC.

By:	/s/ RICHARD M. RIESER, JR.

Richard M. Rieser, Jr., President

OAK BROOK BANK

By:	/s/ RICHARD M. RIESER, JR.

Richard M. Rieser, Jr., Chairman of the Board and President

ACCEPTED AND ACKNOWLEDGED:

March 4, 2005

/s/ EUGENE P. HEYTOW
Eugene P. Heytow